UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________________
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
 Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
January 5, 2018

PVH CORP.
 (Exact name of registrant as specified in its charter)

Delaware	001-07572	13-1166910
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
200 Madison Avenue, New York, New York		10016
(Address of Principal Executive Offices)		(Zip Code)

Registrant's telephone number, including area code  (212)-381-3500

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
     (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
     (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.02   Termination of a Material Definitive Agreement.
On January 5, 2018, PVH Corp. (the "Company") issued a press release to announce that it has redeemed all of its outstanding 4.500% senior notes due December 15, 2022 (the "Notes"), representing an aggregate principal amount of $700 million. The redemption price of the Notes was 102.250% of the outstanding aggregate principal amount, plus accrued and unpaid interest thereon to, but not including, the redemption date. The Notes were issued and the redemption was effected pursuant to the provisions of the Indenture, dated as of December 20, 2012, between the Company and U.S. National Bank Association, as trustee.
A copy of this press release is attached as Exhibit 99.1 to this report.
Item 9.01    Financial Statements and Exhibits.
(d)  Exhibits.
Exhibit No. Description of Exhibit
99.1 Press Release issued by PVH Corp. on January 5, 2018.
SIGNATURES
Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PVH CORP.

By: /s/ Mark D. Fischer
Mark D. Fischer, Executive Vice President

Date: January 5, 2018

EXHIBIT INDEX

Exhibit No.	Description of Exhibit
99.1	Press Release issued by PVH Corp. on January 5, 2018.